     As filed with the Securities and Exchange Commission on June 15, 2001
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                            LIFEPOINT HOSPITALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      52-2165845
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

  103 Powell Court, Suite 200                               37027
     Brentwood, Tennessee                                (Zip Code)
(Address of Principal Executive
           Offices)

             LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan
                            (Full title of the plan)

                         William F. Carpenter III, Esq.
                              Senior Vice President
                          General Counsel and Secretary
                            LifePoint Hospitals, Inc.
                           103 Powell Court, Suite 200
                           Brentwood, Tennessee 37027
                                 (615) 372-8500
           (Name, address and telephone number of agent for service)

                         ------------------------------

                                   Copies to:
                              Paul D. Gilbert, Esq.
                          Waller Lansden Dortch & Davis
                    A Professional Limited Liability Company
                          511 Union Street, Suite 2100
                           Nashville, Tennessee 37219
                                 (615) 244-6380

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                          AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED    REGISTERED (1)     PER SHARE (2)     OFFERING PRICE   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (3)        1,700,000 shares       $35.28          $59,976,000         $14,994
================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant's outstanding shares of common stock or shares issuable pursuant to awards granted under the plan.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low selling prices, as reported on the Nasdaq National Market, of the common stock of the registrant on June 11, 2001.

(3) Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

================================================================================

                                EXPLANATORY NOTE

                  This Registration Statement on Form S-8 relates to an amendment to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan that increased the number of shares of common stock, $.01 par value (the "Common Stock"), to be issued thereunder by 1,700,000 shares. The contents of the Company's Registration Statement on Form S-8 (File No. 333-78187), filed with the Securities and Exchange Commission on May 11, 1999, are hereby incorporated by reference pursuant to Instruction E to Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 1,700,000 shares of Common Stock not previously registered.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, as of the 1st day of June 2001.


                                    LIFEPOINT HOSPITALS, INC.



                                    By: /s/ James M. Fleetwood, Jr.
                                        ----------------------------------------
                                        James M. Fleetwood, Jr.
                                        Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below on this registration statement hereby constitutes and appoints James M. Fleetwood, Jr. and Kenneth C. Donahey, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign this Form S-8 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Name                                      Title                                  Date
                  ----                                      -----                                  ----


      /s/ James M. Fleetwood, Jr.            Chairman and Chief Executive Officer               June 1, 2001
-----------------------------------------    (Principal Executive Officer)
James M. Fleetwood, Jr.

        /s/ Kenneth C. Donahey               Executive Vice President and Chief                 June 1, 2001
-----------------------------------------    Financial Officer (Principal Financial and
Kenneth C. Donahey                           Accounting Officer)

        /s/ Ricki Tigert Helfer              Director                                           June 1, 2001
-----------------------------------------
Ricki Tigert Helfer

    /s/ John E. Maupin, Jr., D.D.S.          Director                                           June 1, 2001
-----------------------------------------
John E. Maupin, Jr., D.D.S.

         /s/ DeWitt Ezell, Jr.               Director                                           June 1, 2001
-----------------------------------------
DeWitt Ezell, Jr.

         /s/ William V. Lapham               Director                                           June 1, 2001
-----------------------------------------
William V. Lapham

         /s/ Richard H. Evans                Director                                           June 1, 2001
-----------------------------------------
Richard H. Evans

                                INDEX TO EXHIBITS

      Exhibit No.   Description
      -----------   -----------

         5.1        Opinion of Waller Lansden Dortch & Davis, A Professional
                    Limited Liability Company

         23.1       Consent of Ernst & Young LLP

         23.2       Consent of Waller Lansden Dortch & Davis, A Limited Liability
                    Company (included in Exhibit 5.1).

         24.1       Power of Attorney (included on signature page)

         99.1       Amendment to LifePoint Hospitals, Inc. 1998 Long-Term
                    Incentive Plan

         99.2       Second Amendment to LifePoint Hospitals, Inc. 1998 Long-Term
                    Incentive Plan